Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Kevin Frija, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Miller Diversified Corporation (the “Company”) on the attached Form 10, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10 fairly presents in all material respects the financial condition and results of operations of the Company.

Dated: November 6, 2009	/s/ Kevin Frija
	Name:	Kevin Frija
	Title:	Principal Executive and Principal Financial Officer